Exhibit 99.2

Oculus Innovative Sciences Announces Pricing of $3.4 Million Underwritten Public Offering

PETALUMA, Calif.—(March 18, 2016)—Oculus Innovative Sciences, Inc. (NASDAQ: Common Stock – OCLS, Warrants – OCLSW) today announced the pricing of an underwritten public offering of 3,400,000 units, consisting of 3,400,000 shares of common stock, and warrants to purchase an aggregate of 850,000 shares of common stock, at an offering price of $1.00 per share and related warrant. The warrants have an exercise price of $1.00 per share, and are exercisable for a period of three years.

The gross proceeds to Oculus Innovative Sciences from this offering are approximately $3.4 million before deducting the underwriting discount and other estimated offering expenses. The offering is expected to close on or about March 23, 2016, subject to customary closing conditions.

Dawson James Securities is acting as sole book-running manager.

Oculus Innovative Sciences intends to use the net proceeds from the offering to increase the company’s direct sales force, develop and launch new products, and for general working capital.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3 which was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on July 21, 2014. A preliminary prospectus supplement relating to the offering was filed with the SEC on March 17, 2016. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained from Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, mmaclaren@dawsonjames.com or toll free at 866.928.0928.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction

About Oculus Innovative Sciences, Inc.

Oculus Innovative Sciences is a specialty pharmaceutical company that develops and markets solutions for the treatment of dermatological conditions and advanced tissue care. The company’s products, which are sold throughout the United States and internationally, have improved outcomes for more than five million patients globally by reducing infections, itch, pain, scarring and harmful inflammatory responses. The company's headquarters are in Petaluma, California, with manufacturing operations in the United States and Latin America. European marketing and sales are headquartered in Roermond, Netherlands. More information can be found at www.oculusis.com.

Forward-Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial and technology progress and future financial performance of Oculus Innovative Sciences, Inc. and its subsidiaries (the “Company”). These forward-looking statements are identified by the use of words such as “expected,” “offered,” and “increase,” among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including such risks that regulatory clinical and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by the Company’s patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company’s products will not be as large as expected, the Company’s common stock and warrants may be delisted from NASDAQ, the Company’s products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to fund further development and clinical studies, the Company may not meet its future capital needs, the Company may not be able to obtain additional funding, as well as uncertainties relative to varying product formulations and a multitude of diverse regulatory and marketing requirements in different countries and municipalities, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended March 31, 2015. The Company disclaims any obligation to update these forward-looking statements, except as required by law.

Oculus® and Microcyn® Technology are trademarks or registered trademarks of Oculus Innovative Sciences, Inc. All other trademarks and service marks are the property of their respective owners.

Media and Investor Contact:

Oculus Innovative Sciences, Inc.

Dan McFadden

VP of Public and Investor Relations

(425) 753-2105

dmcfadden@oculusis.com